UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Election of David J. Kupfer, M.D.

On November 2, 2015, the Board of Directors (the “Board”) of Minerva Neurosciences, Inc. (the “Company”) elected David J. Kupfer, M.D. (age 74), as a member of the Board, effective immediately. The Board determined that Dr. Kupfer is independent. Dr. Kupfer will be a Class III director of the Company and is expected to stand for re-election at the annual meeting of the stockholders of the Company to be held in 2017. Dr. Kupfer has also been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately. Simultaneous with Dr. Kupfer’s appointment to the Nominating and Corporate Governance Committee of the Board, Jan van Heek resigned as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately.

Dr. Kupfer is Distinguished Professor emeritus of Psychiatry at the University of Pittsburgh School of Medicine, where he chaired that department for 26 years. He chaired the American Psychiatric Association Task Force for the development of the Fifth Edition of the Diagnostic and Statistical Manual of Mental Disorders (DSM-5), which defines the criteria for the diagnosis and classification of mental disorders. Dr. Kupfer received his M.D. from Yale University in 1965. He is founding president of the International Society of Bipolar Disorders and was elected to the National Academy of Medicine (formerly the Institute of Medicine) in 1990.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Dr. Kupfer, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Dr. Kupfer in connection with any proceeding relating to his status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-195169), and which is incorporated herein by reference. Dr. Kupfer will also be entitled to applicable compensation described in the Company’s non-employee director compensation plan.

There is no arrangement or understanding between Dr. Kupfer and any other person pursuant to which Dr. Kupfer was selected as a director. Other than as described above, there are no transactions involving Dr. Kupfer requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

On November 2, 2015, the Company issued a press release relating to the appointment described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Minerva Neurosciences, Inc., dated November 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark S. Levine
Name:	Mark S. Levine
Title:	Senior Vice President, General Counsel and Secretary

Date: November 2, 2015

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Minerva Neurosciences, Inc., dated November 2, 2015.